UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2023

Bespoke Extracts, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52759	20-4743354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2590 Walnut St.

Denver, CO 80205

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (855) 633-3738

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 3, 2023, Bespoke Extracts Colorado, LLC (“Bespoke Colorado”), a wholly-owned subsidiary of Bespoke Extracts, Inc. (the “Company”) completed the acquisition of certain assets of WonderLeaf, LLC (“WonderLeaf”) including a license to manufacture marijuana-infused products, existing inventory, and extraction equipment and ancillary items, pursuant to the asset purchase agreement between Bespoke Colorado and WonderLeaf, dated December 2, 2021, as amended. In accordance with the purchase agreement, in connection with the closing the Company will issue 7,500,000 shares of common stock to the members of WonderLeaf. The Company also previously issued 2,500,000 shares of common stock upon execution of the purchase agreement.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of Business Acquired. The required financial statements will be filed no later than 71 calendar days after the required filing date of this report on Form 8-K.

(b) Pro forma financial information. The required pro forma financial information will be filed no later than 71 calendar days after the required filing date of this report on Form 8-K.

(c) Shell company transactions. Not applicable.

(d) Exhibits

Exhibit No.	Exhibit
99.1	Financial Statements of WonderLeaf, LLC (to be filed by amendment)
99.2	Pro forma financial information (to be filed by amendment)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bespoke Extracts, Inc.

Date: January 9, 2023	By:	/s/ Michael Feinsod
Michael Feinsod Chief Executive Officer

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